Exhibit 5.1
September 12, 2005
1st Franklin Financial Corporation 213 East Tugalo Street P.O. Box 880
Toccoa, Georgia 30577

Re: 1st Franklin Financial Corporation Registration Statement on Form S-2
Ladies and Gentlemen:

We have acted as counsel to 1st Franklin Financial Corporation, a Georgia corporation (the “Company”), in connection with the authorization of the issuance and sale from time to time, on a delayed basis, by the Company of variable rate subordinated debentures of the Company (the “Debentures”) as contemplated by the Company’s Registration Statement on Form S-2 to which this opinion has been filed as an exhibit (the “Registration Statement”).  The Debentures may be issued from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion.  Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Debentures, upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

In rendering the foregoing opinion, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Debentures thereunder); (ii) a prospectus supplement describing the Debentures offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the "Commission"), will be timely filed with the Commission; (iii) the terms of the Debentures that are variable will have been established in accordance with the resolutions of the Company's Board of Directors authorizing the Company to issue, offer and sell the Debentures, the Company's Restated Articles of Incorporation and applicable law; (iv) the Company will issue and deliver the Debentures in the manner contemplated by the Registration Statement; (v) the resolutions authorizing the Company to issue, offer and sell the Debentures will be in full force and effect at all times at which the Debentures are offered or sold by the Company; and (vi) all Debentures will be issued in compliance with applicable federal and state securities laws.

We have further assumed that such Debentures will have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, dated as of October 31, 1984, between the Company and The First National Bank of Gainesville, Trustee, as heretofore amended, modified and supplemented (the "Indenture").

Our opinion is limited by bankruptcy, insolvency, reorganization, fraudulent transfer, conveyance, voidable preference, moratorium or other similar laws, regulations or judicial opinions of general applicability, including those relating to or affecting creditors' rights generally, or by general equitable principles or fiduciary considerations, whether such principles or considerations are considered in a proceeding at law or at equity.

In rendering the foregoing opinion, we have relied as to certain factual matters upon certificates of officers of the Company, and we have not independently checked or verified the accuracy of the statements contained therein. The opinions expressed herein are limited to the federal securities laws of the United States of America and the laws of the State of Georgia.  We express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to Jones Day under the caption "Legal Matters" in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Jones Day

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